September 29, 2006

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan 52587 Israel

CRT Capital Group LLC
262 Harbor Drive
Stamford, Connecticut 06902

Re: Initial Public Offering

Gentlemen:

The undersigned initial stockholder of Advanced Technology Acquisition Corp. (“Company”), in consideration of CRT Capital Group LLC (“CRT”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 5 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Pre-IPO Shares and IPO Shares beneficially owned by it in accordance with the majority of the votes cast by the non-affiliated holders of the IPO Shares.

2. The undersigned will escrow all Pre-IPO Shares and such Pre-IPO Shares will not be transferable during the escrow period and will not be released from escrow until the date which is one year after the consummation of a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

3. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

4. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Corporation Service Company as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and CRT and appoint a substitute agent acceptable to each of the Company and CRT within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

5. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following the Company's initial business combination with a target business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Pre-IPO Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS]

/s/ Elisha Yanay
Elisha Yanay

[Signature Page to Initial Stockholder Letter]